Exhibit 99.1

Ambarella, Inc. Announces Fourth Quarter and Fiscal Year 2023 Financial Results

February 28, 2023 — Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an edge AI semiconductor company, today announced fourth quarter and full year fiscal 2023 financial results for the period ending January 31, 2023.

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Revenue for the fourth quarter of fiscal 2023 was $83.3 million, down 7.7% from $90.2 million in the same period in fiscal 2022. For the fiscal year ending January 31, 2023, revenue was $337.6 million, up 1.7% from $331.9 million for the fiscal year ending January 31, 2022.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the fourth quarter of fiscal 2023 was 59.6%, compared with 63.5% for the same period in fiscal 2022. For the fiscal year ending January 31, 2023, GAAP gross margin was 61.9%, compared with 62.7% for the fiscal year ending January 31, 2022.

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GAAP net loss for the fourth quarter of fiscal 2023 was $11.1 million, or loss per diluted ordinary share of $0.29, compared with a GAAP net loss of $9.2 million, or loss per diluted ordinary share of $0.25, for the same period in fiscal 2022. GAAP net loss for the fiscal year ending January 31, 2023 was $65.4 million, or loss per diluted ordinary share of $1.70. This compares with GAAP net loss of $26.4 million, or loss per diluted ordinary share of $0.72, for the fiscal year ending January 31, 2022.

Financial results on a non-GAAP basis for the fourth quarter and full year fiscal 2023 are as follows:

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Gross margin on a non-GAAP basis for the fourth quarter of fiscal 2023 was 63.5%, compared with 64.8% for the same period in fiscal 2022. For the fiscal year ending January 31, 2023, non-GAAP gross margin was 63.9%, compared with 63.4% for the fiscal year ending January 31, 2022.

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Non-GAAP net income for the fourth quarter of fiscal 2023 was $8.9 million, or earnings per diluted ordinary share of $0.23. This compares with non-GAAP net income of $17.9 million, or earnings per diluted ordinary share of $0.45, for the same period in fiscal 2022. Non-GAAP net income for the fiscal year ending January 31, 2023 was $43.1 million, or earnings per diluted ordinary share of $1.10. This compares with non-GAAP net income of $62.2 million, or earnings per diluted ordinary share of $1.61, for the fiscal year ending January 31, 2022.

Based on information available as of today, Ambarella is offering the following guidance for the first quarter of fiscal year 2024, ending April 30, 2023:

•	Revenue is expected to be between $60.0 million and $64.0 million

•	Gross margin on a non-GAAP basis is expected to be between 62.0% and 64.0%

•	Non-GAAP operating expenses are expected to be between $47.0 million and $49.0 million

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and acquisition-related costs adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the fourth quarter of fiscal 2023 was $206.9 million, compared with $199.0 million at the end of the prior quarter and $171.0 million at the end of the same quarter a year ago.

“We achieved significant milestones in fiscal 2023 towards our transformation to an edge AI company. CV3-AD, the first processor in our 3rd generation edge AI family, was broadly sampled, we commenced mass production of CV5, our first 5nm SoC, we introduced our centralized 4D imaging radar, and took important steps towards commercialization of our software stack IP,” said Fermi Wang, President and CEO. “Our customers indicate end market demand is healthy, but we are experiencing a more pronounced slowdown as they reduce inventory. Our Q1 revenue is expected to be well below end market consumption, and we currently do not expect these existing cyclical factors to cause future quarter revenue to decline below our Q1 guidance.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and Brian White, Chief Financial Officer, to discuss the fourth quarter of fiscal year 2023 results. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human vision and edge AI applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving and robotics applications. Ambarella’s low-power systems-on-chip (SoCs) offer high-resolution video compression, advanced image and radar processing, and powerful deep neural network processing to enable intelligent perception, fusion and planning. For more information, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the first quarter of fiscal year 2024 ending April 30, 2023, and the comments of our CEO relating to end market demand for products incorporating our solutions and economic and cyclical headwinds faced by the Company that may impact the Company’s future revenue, including inventory management by customers. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with global health conditions and associated risk mitigation measures; global economic and political conditions, including cyclical headwinds in the semiconductor industry, higher inflation and possible trade tariffs and restrictions; inventory management by our customers; supply chain challenges in the semiconductor industry and markets we serve; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for computer vision applications; our ability to introduce new and enhanced solutions; our ability to gain customer acceptance of our new SoC solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2022 fiscal year, which is on file with the Securities and Exchange Commission. Additional information is also set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Annual Report on Form    10-K for the fiscal year ending January 31, 2023 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income, and earnings per share, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the fourth quarter of fiscal year 2023, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the first quarter of fiscal year 2024, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Revenue	$83,321	$90,229	$337,606	$331,856

Cost of revenue	33,676	32,907	128,672	123,724

Gross profit	49,645	57,322	208,934	208,132

Operating expenses:
Research and development	53,054	48,543	204,946	167,337
Selling, general and administrative	20,031	21,115	78,244	70,438

Total operating expenses	73,085	69,658	283,190	237,775

Loss from operations	(23,440)	(12,336)	(74,256)	(29,643)

Other income (expense), net	1,825	(216)	3,318	1,002

Loss before income taxes	(21,615)	(12,552)	(70,938)	(28,641)

Benefit for income taxes	(10,510)	(3,359)	(5,552)	(2,230)

Net loss	$(11,105)	$(9,193)	$(65,386)	$(26,411)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.29)	$(0.25)	$(1.70)	$(0.72)

Diluted	$(0.29)	$(0.25)	$(1.70)	$(0.72)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	38,898,290	37,133,454	38,363,638	36,577,120

Diluted	38,898,290	37,133,454	38,363,638	36,577,120

The following tables present details of stock-based compensation and acquisition-related costs included in each functional line item in the consolidated statements of operations above:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022

	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$2,526	$416	$3,597	$1,489
Research and development	17,461	18,343	71,236	54,787
Selling, general and administrative	9,120	8,775	36,325	31,525

Total stock-based compensation	$29,107	$27,534	$111,158	$87,801

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022

	(unaudited, in thousands)
Acquisition-related costs:
Cost of revenue	$757	$757	$3,028	$903
Research and development	—	1	—	8
Selling, general and administrative	488	2,220	2,066	3,821

Total acquisition-related costs	$1,245	$2,978	$5,094	$4,732

The difference between GAAP and non-GAAP gross margin was 3.9% and 1.3%, or $3.3 million and $1.2 million, for the three months ending January 31, 2023 and 2022, respectively. The difference between GAAP and non-GAAP gross margin was 2.0% and 0.7%, or $6.6 million and $2.4 million, for the fiscal years ending January 31, 2023 and 2022, respectively. The differences were due to the effect of stock-based compensation and the amortization of acquisition-related costs.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022

	(unaudited)
GAAP net loss	$(11,105)	$(9,193)	$(65,386)	$(26,411)

Non-GAAP adjustments:
Stock-based compensation expense	29,107	27,534	111,158	87,801
Acquisition-related costs	1,245	2,978	5,094	4,732
Income tax effect	(10,310)	(3,445)	(7,785)	(3,971)

Non-GAAP net income	$8,937	$17,874	$43,081	$62,151

GAAP - diluted weighted average shares	38,898,290	37,133,454	38,363,638	36,577,120
Non-GAAP - diluted weighted average shares	39,639,253	39,655,416	39,135,313	38,706,977

GAAP - diluted net loss per share	$(0.29)	$(0.25)	$(1.70)	$(0.72)
Non-GAAP adjustments:
Stock-based compensation expense	0.75	0.74	2.90	2.40
Acquisition-related costs	0.03	0.08	0.13	0.13
Income tax effect	(0.27)	(0.09)	(0.20)	(0.11)
Effect of Non-GAAP - diluted weighted average shares	0.01	(0.03)	(0.03)	(0.09)
Non-GAAP - diluted net income per share	$0.23	$0.45	$1.10	$1.61

AMBARELLA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	January 31,	January 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$113,541	$171,043
Marketable debt securities	93,322	—
Accounts receivable, net	51,987	44,307
Inventories	40,486	45,219
Restricted cash	8	10
Prepaid expenses and other current assets	5,288	6,169

Total current assets	304,632	266,748

Property and equipment, net	11,814	10,134
Deferred tax assets, non-current	19,276	15,340
Intangible assets, net	58,497	46,302
Operating lease right-of-use assets, net	8,339	11,127
Goodwill	303,625	303,625
Other non-current assets	4,012	4,269

Total assets	$710,195	$657,545

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	17,845	31,170
Accrued and other current liabilities	56,655	52,064
Operating lease liabilities, current	3,539	3,391
Income taxes payable	4,112	1,245
Deferred revenue, current	1,311	1,414

Total current liabilities	83,462	89,284

Operating lease liabilities, non-current	5,097	8,322
Other long-term liabilities	15,548	12,763

Total liabilities	104,107	110,369

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	18	17
Additional paid-in capital	572,076	447,287
Accumulated other comprehensive loss	(492)	—
Retained earnings	34,486	99,872

Total shareholders’ equity	606,088	547,176

Total liabilities and shareholders’ equity	$710,195	$657,545

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com